UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2008

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On May 20, 2008, Alton B. Kremer, M.D., Ph.D., resigned as Senior Vice President, Clinical Research of the Company to pursue other interests.

 Section 8 – Other Events

Item 8.01. Other Events.

Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) and Wyeth Pharmaceuticals, a division of Wyeth (NYSE: WYE), today announced preliminary findings from two clinical trials conducted with investigational oral and intravenous formulations of RELISTOR™ (methylnaltrexone bromide). The first of these studies, a phase 2 trial, evaluated the effects of an oral formulation of RELISTOR for the treatment of opioid-induced constipation (OIC), in patients with chronic, non-malignant pain. This study showed positive activity. The second study, a phase 3 trial, examined the use of an intravenous formulation of RELISTOR for post-operative ileus (POI). In this study, the drug did not meet its primary or secondary end points.

A copy of Progenics’ press release is attached hereto as Exhibit 99.1 and the information contained therein is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.     Description

99.1                   Press Release dated May 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        PROGENICS PHARMACEUTICALS, INC.
                        By:  /s/ ROBERT A. MCKINNEY
                                  Robert A. McKinney
                                                                      Chief Financial Officer, Senior Vice President,
                                                                      Finance & Operations and Treasurer

Date: May 22, 2008